MINUTES OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF CAMPBELL NEUROSCIENCES, INC.
A Delaware Corporation

August 28, 2023

A Board of Directors meeting of Campbell Neurosciences, Inc. ("CNSI"), a Delaware corporation (the "Company") was called to order at 10:00 am on August 28, 2023, by Timothy G. Dixon, Chairman. All Board Members were present.

WHEREAS, the Board of Campbell Neurosciences, Inc. ("CNSI"), a Delaware corporation (the "Company"), who acknowledges and agrees that Therapeutic Solutions International, Inc,, a Nevada corporation ("TSOI"), currently owns 15,660,000 (52%) of the shares of Campbell Neurosciences, Inc. ("CNSI") common stock, and called a special meeting to discuss the corporate action filed on or about 3/28/2023 by TSOI and the requests for more information by FINRA and, with the agreement and believe and agree the corporate action initiated by TSOI regarding the dividend distribution of a portion of its holdings in CNSI, to be in the best interest of both companies and their relative shareholders, and that TSOI desires to address and correct any confusion that appears to have been created by prior PR, an 8-K, and public information regarding Sandbox Dental Labs, Inc., ("Sandbox DL"), a Delaware corporation, namely the changing of its name to Campbell Neurosciences, Inc., which was not completed and public notice should likely have been done at that time, and the licensing of certain patents and related transactions in order to begin the process of spinning off the subsidiary from TSOI, the dividend distribution being part of said process, which have been rescinded in order to capitalize CNSI, as filed and certified in Delaware on 2/1/2021;

WHEREAS, it is advisable to correct the record regarding CNSI, the board of directors of the Company, with approval and consent of the majority of voting eligible shareholders of CNSI, has determined that to file an 8-K to correct the misapprehension and to publicly state the intent to dissolve Sandbox DL and authorize steps to be taken in that regard, including TSOI filing of final tax returns with Delaware and the filing of Certification of Dissolution, would be in the best interest of the Company and its shareholders;

WHEREAS, relevant to the same validation process and FINRA responses re the dividend distribution corporate action, the Board of the Company acknowledges and agrees the 8-K should also disclose a change in the ratio resulting from the Peck issuance (who has agreed to accept the CNSI shares as a dividend), the desired issuance of a dividend consisting of 10,000,000 shares of TSOI holdings in CNSI to TSOI shareholders ratio is now **1 to 0.00358** of TSOI common to CNSI common, respectively, the original 8-K stating the dividend distribution is conditional based upon an election to accept by the TSOI shareholder owning stock as of 4/7/2023, the amount each shareholder is eligible being on a pro rata basis calculated at a 1.0 to 0.00365 ratio, TSOI to CNSI stock, respectively. Consequently, an amended 8-K should be filed and notice to TSOI shareholders made regarding this new ratio and, while the beneficial ownership of stock date of April 7, 2023 ("Dividend Offer") remains the same, as well as Dividend Offer Date of April 8, 2023 and a closing date of July 10, 2023 ("The Dividend Offer will remain open for Ninety (90) days from the Dividend Offer Date"). In addition, a correction of the percentage of shares that TSOI currently owns of CNSI, which has been stated with different results, including the 8-K of 3/24/2023, to clear up any shareholder, public or regulator confusion, that the actual percentage of ownership being 52% (15,660,000/30,045,000 shares issued = .5212).

WHEREAS, the consent of a majority of the voting shares of the Company, as well as of TOSI voting shareholders, have been obtained agreeing to a change to the dividend distribution ratio based on the discovered convertible notes of Peck, their election for conversion and issuance of shares; Upon a motion, seconded and unanimously passed, the following resolutions were adopted:

RESOLVED, that the Board of CNSI with the approval and agreement of the Board of TSOI, believes that the dividend to TSOI shareholders of CNSI stock is in the best interest of the Company and relevant shareholders, the Board, therefore, pursuant to majority approved by CNSI voting shareholders representing at least 51% of the voting stock of CNSI, copies of which are appended hereto, authorizes and approves TSOI, who currently owns 15,660,000 (52%) of the shares of Campbell Neurosciences, Inc. ("CNSI") common stock, pursuant to a called special meeting, discussed and unanimously approved the filing of an 8-K to address and correct any confusion that appears to have been created by prior PR, an 8-K, and public information regarding Sandbox Dental Labs, Inc., ("Sandbox DL"), a Delaware corporation, namely the changing of its name to Campbell Neurosciences, Inc., which was not completed and public notice should likely have been done at that time, and the licensing of certain patents and related transactions in order to begin the process of spinning off CNSI from TSOI, the dividend distribution being part of said process, which have been rescinded in order to capitalize CNSI, as filed and certified in Delaware on 2/1/2021;

RESOLVED FURTHER, it is advisable to correct the record regarding CNSI the board of directors of the Company, with approval and consent of the board of TSOI, has determined that the 8-K, in correcting the above-described misapprehension and publicly state the intent to dissolve Sandbox DL and authorize steps to be taken in that regard, including filing of final tax returns with Delaware and the filing of Certification of Dissolution, as this would be in the best interest of the Company and its shareholders;

RESOLVED FURTHER, relevant to the same validation process and FINRA responses re the dividend distribution corporate action, the Board of CNSI acknowledges and agrees that the 8-K shall also disclose a change in **the ratio** resulting from a disclosed issuance that was eligible to be included in the Dividend Offer on the deadline, to affirm the desired issuance of a dividend consisting of 10,000,000 shares of TSOI holdings in CNSI to TSOI shareholders ratio is now **1 to 0.00358 of TSOI common to CNSI common**, respectively, the original 8-K stating the dividend distribution is conditional based upon an election to accept by the TSOI shareholder owning stock as of 4/7/2023, beneficial ownership of stock date of April 7, 2023 ("Dividend Offer") remains the same, as well as Dividend Offer Date of April 8, 2023 and a closing date of July 10, 2023 ("The Dividend Offer will remain open for Ninety (90) days from the Dividend Offer Date").

In addition, a correction of the percentage of shares that TSOI currently owns of CNSI, which has been stated with different results, including the 8-K of 3/24/2023, to clear up any shareholder, public or regulator confusion, that the actual percentage of ownership being 52% (15,660,000/30,045,000 shares issued = .5212), as stated above.

RESOLVED FURTHER, that an the parties intend to file an amended 8-K shall be filed once FINRA is satisfied all documents and information are verified regarding the public disclosure of the dividend distribution as posted on OTC Markets;

RESOLVED FURTHER, that the officers of the Company are hereby authorized to do and perform any and all such acts, including execution and issuance of any and all documents, as said

officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolution. A facsimile copy of this resolution shall have the same legal effect as an original of the same.

RESOLVED FURTHER, that these meeting minutes shall be filed in the minute book of the Company and become a part of the official records of the Company.

No further business was brought before the Board and the Chairman closed the meeting.

Timothy G. Dixon
Chairman of the Board
Secretary

Thomas E. Ichim, CEO
Director

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

LYNDA L. DIXON
Commission No. 2421420
NOTARY PUBLIC - CALIFORNIA
SAN DIEGO COUNTY
Commission Expires October 15, 2026

8/28/2023